SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2018, Citizens, Inc. (“Citizens”) announced the election of Constance K. (“Connie”) Weaver to its Board of Directors, effective June 5, 2018.    The appointment reflects the Company’s commitment to continue to diversify its Board by adding seasoned executives with unique skills, expertise and perspectives in a number of key strategic areas.

Connie Weaver currently serves as the Chief Executive Officer of Tracker Group, a strategic advisory firm that works with a broad range of clients ranging from early stage companies to businesses in transition across several industries. As CEO of Tracker Group, Weaver serves as a trusted advisor, providing guidance and direction to clients seeking to revolutionize their business and to build relationships with customers and shareholders. Prior to co-founding Tracker Group, Weaver served as Senior Executive Vice President and Chief Marketing & Communications Officer at TIAA, where she led the successful transformation of the Company’s marketing strategy, digital experience and iconic TIAA brand. She has also held leadership positions in a variety of industries including financial services and insurance, publishing, technology, global consulting and telecommunications. Weaver has built and led award-winning organizations in investor relations, marketing and communications as an executive at AT&T, Microsoft, McGraw-Hill, The Hartford Financial Services, Bearing Point and MCI.

Ms. Weaver will serve on the Nominating and Governance Committee of the Citizens’ Board of Directors.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer

Date: June 11, 2018